ASSET PURCHASE AGREEMENT

     Asset Purchase Agreement (this "Agreement"), dated as of March 31, 1999 by Webster Leasing, Inc., dba Staffing Systems, Inc., a Texas corporation ("Seller"), and Brae Leasing, LLC, dba Benemax Employee Leasing, a Delaware limited liability company ("Buyer"), and joined in by U.S. Personnel, Inc., a Delaware corporation and the sole member of Buyer ("USP"), and joined in by Oxford Capital Corp., a Nevada corporation and the parent corporation of Seller ("Oxford").

     WHEREAS, Oxford owns all the outstanding shares of Seller; and

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, the assets of Seller herein further described on Exhibit A; and

     WHEREAS Oxford desires to join in the execution of this agreement for the purpose of its consent to the consummation of the contemplated transaction and for the purpose of making certain representations and warranties to and covenants and agreements with Buyer.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller, Oxford, USP and Buyer hereby agree as follows:

                                    ARTICLE I

                            TERMS OF THE TRANSACTION

     1.1 Agreement to Sell and to Purchase Assets. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Seller shall sell and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Assets described on Exhibit A (the "Assets"). In order to effectuate the transfer of the Assets at the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer, dated the Closing Date, all such bills of sale, certificates of title, and other documents or instruments of assignment, transfer, or conveyance as Buyer shall reasonably deem necessary or appropriate to vest in or confirm to Buyer good and marketable title to the Assets, free and clear of all Encumbrances.

     1.2 Purchase Price and Payment. In consideration of the sale of the Assets to Buyer, Buyer shall pay to Seller for the purchase of all the Assets the total purchase price of $343,500 as set forth below and as adjusted and as subject to offset pursuant to this Agreement:

     A.   At Closing  Twenty-five  Percent of the Total  Purchase Price $85,875;
          and

     B.   On the six month anniversary of the Closing Date a payment of $40,000;
          and

     C. Eighteen months from the date of the payment in 1.2A above, $54,406 plus accrued interest at 7.75% per annum; and

     D. On each of the next three successive anniversary dates from the date payment in 1.2C is made an additional $54,406 plus accrued interest at 7.75% per annum until the purchase price is paid in full. The amounts payable in 1.2C and 1.2D shall be evidenced by a Promissory Note of Buyer in the form of Exhibit B.

     1.3 Adjustments. The total purchase price is based on $1,500 times a base of 229 equivalent Work-site Employees (determined on the basis of February gross payroll, by client, divided by 1/12th of $20,000) ("FTE") employed by Closing Date clients of Seller as set forth on Exhibit C. Any loss of FTE's not as a result of substandard service by Buyer shall result in the amount to be paid pursuant to 1.2C and 1.2D above to be adjusted using the following formula: Such amount is subject to adjustment for any loss in the actual number of FTE's employed by clients at the Closing Date that are not clients at the twelve-month anniversary of the Closing Date. Such amount will be adjusted by the above loss of FTE's, multiplied by $1,500. Interest payable under 1.2C and 1.2D will be calculated on the adjusted amount due.


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     1.4 Certain Liabilities Assumed by Buyer. As further  consideration for the transfer of the Assets to Buyer, Buyer agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Closing, and thereafter to pay, perform, and discharge, the following liabilities and obligations of Seller (but only such liabilities and obligations): All obligations of Seller accruing from and after the Closing Date under the contracts and agreements described on Exhibit D (the "Assumed Liabilities").

     1.5 Liabilities Not Assumed by Buyer . Buyer shall not assume or take title to the Assets subject to, or in any way be liable or responsible for, any liabilities or obligations of Seller or Oxford (whether or not referred to in any Schedule or Exhibit hereto), except as specifically provided in Section 1.4, it being expressly acknowledged that it is the intention of the parties hereto that all liabilities and obligations that Seller or Oxford have or may have in the future (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Seller or Oxford, and whether due or to become due), other than the Assumed Liabilities, shall be and remain the liabilities and obligations of Seller and Oxford. Without limiting the generality of the foregoing, Buyer shall not assume or take title to the Assets subject to, or in any way be liable or responsible for:

          (a) any liability or obligation of Seller or Oxford under any mortgage, deed of trust, security agreement, or financing statement, or any note, bond, or other instrument or obligation secured thereby,

          (b) any liability or obligation of Seller or Oxford in respect of any express or implied representation, warranty, agreement, or guaranty made (or claimed to have been made) by Seller or Oxford, or imposed (or asserted to be imposed) by operation of law, in respect of any products produced or services rendered, distributed, or sold by Seller in connection with the Business on or prior to the Closing Date,

          (c) any liability or obligation of Seller or Oxford existing at or arising after the Closing Date under any leases, contracts, insurance policies, agreements, or Permits, whether or not included in the Assets, which results from the breach, default, or wrongful action or inaction of Seller or Oxford prior to the close of business on the Closing Date (or thereafter),

          (d) any liability or obligation of Seller resulting from or relating to the employment relationship between Seller and any of Seller's present or former employees engaged in connection with the ownership or operation of the Assets or the termination of any such employment relationship, including without limitation severance pay, bonuses, commissions (other than those incurred since March 1, 1999 pursuant to the Subservicer Agreement), and other similar benefits, if any, and any claims filed on or prior to the Closing Date or which may thereafter be filed by or on behalf of any such present or former employee relating to the employment or termination of employment of any such employee by Seller, including without limitation any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation, employee benefits or workers' compensation,

          (e) any liability or obligation of Seller or Oxford in respect of any agreement, trust, plan, fund, or other arrangement under which benefits or employment is provided for any of Seller's present or former employees engaged in connection with the ownership or operation of the Assets, and

          (f) any income or payroll tax liabilities or deficiencies, whether federal, state, or local, and any ad valorem property taxes, in each such case to the extent applicable to periods ending on or prior to the Closing Date (or February 28, 1999 for persons subject to the Subservicer Agreement).

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For  purposes  of  this  Section,  references  to  Seller  shall  include  their predecessors in title.

     1.6 Allocation of Purchase Price . Buyer will determine the appropriate allocation of the purchase price among the Assets pursuant to Section 1060 of the Code and will notify Seller of such determination. Seller and Buyer shall report the transactions contemplated hereby on all Tax Returns (including information returns and supplements thereto required to be filed by the parties under Section 1060 of the Code) in a manner consistent with such allocation.


                                   ARTICLE II

                            CLOSING AND CLOSING DATE

     2.1 Closing and Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Thompson & Knight, 1700 Pacific Avenue, Suite 3300, Dallas, Texas, 75214, at 10:00 a.m., local time, on March 31, 1999 (with a signing and pre-closing on March 30, 1999), or
(ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place (or, by agreement actually takes place) is herein referred to as the "Closing Date". The effective date and time for the purchase and sale of the Assets (the "Effective Date") shall be the close of business on March 31, 1999.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF SELLER AND OXFORD

  Seller and Oxford jointly and severally represent and warrant to Buyer that:

     3.1 Corporate Organization. Seller and Oxford are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and have all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve Seller and Oxford are pending. Oxford owns all of the voting and nonvoting (if any) securities of Seller.

     3.2 Qualification. Seller and Oxford are duly qualified or licensed to do business and in good standing in each of the jurisdictions set forth on Exhibit 3.2, which are all the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business.

     3.3 Authority Relative to this Agreement. Seller and Oxford have full corporate power and corporate authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Seller and Oxford of the Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Seller and Oxford including, if required, approval of their respective shareholders. This Agreement has been duly executed and delivered by Seller and Oxford and constitutes, and each other agreement, instrument, or document executed or to be executed by Seller and Oxford in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Seller and Oxford and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller and Oxford, enforceable against Seller and Oxford in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principals which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

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

     3.4 Noncontravention . The execution, delivery, and performance by Seller and Oxford of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of Seller and Oxford, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization, or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Seller or Oxford is a party or by which Seller, Oxford, the Business, or any of the Assets may be bound or any Permit held by Seller or Oxford or the Business, (iii) result in the creation or imposition of any Encumbrance upon any of the Assets, or (iv) violate any Applicable Law binding upon Seller or Oxford, the Business, or any of the Assets.

     3.5 Governmental Approvals . No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Seller or Oxford in connection with the execution, delivery, or performance by Seller or Oxford of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby.

     3.6 Exclusive Operation of Business . Seller does not have any direct or indirect equity or ownership interest in any corporation, partnership, joint venture, or other entity and the Business is conducted solely and exclusively by Seller. Oxford is not engaged in the staff leasing business other than through Seller and PRC Enterprises, Inc., Crest Outsourcing, Inc., El Dorado Staff Leasing, Inc., management of United Staffing Corp. (Oregon), and Rx Staffing Corp., and any entity disclosed in writing by Oxford to Buyer.

     3.7 Title to Assets . Seller is the owner of, and have good and marketable title to, all the Assets, free and clear of all Encumbrances. Upon Seller's transfer of the Assets to Buyer pursuant to this Agreement, Buyer will have good and marketable title to all the Assets, free and clear of all Encumbrances. No financing statement (or other instrument sufficient or effective as a financing statement) under the Uniform Commercial Code with respect to any of the Assets has been filed and is effective in any jurisdiction, and Seller and Oxford have not signed any such financing statement (or other instrument) or any mortgage or security agreement authorizing any secured party thereunder to file any such financing statement (or other instrument).

     3.8 Financial Statements . Seller and Oxford have delivered to Buyer accurate and complete copies of (i) Oxford's audited consolidated balance sheet as of June 30, 1997 and 1998, and the related audited consolidated statements of income, stockholders' equity, and cash flows for each of the years ended June 30, 1997 and 1998, and the notes and schedules thereto, together with the qualified reports thereon of Cheshier & Fuller, L.L.C., independent public accountants (the "Audited Financial Statements"), and (ii) Oxford's Form 10-QSB filed February 22, 1999 with the Securities and Exchange Commission for the quarterly period ended December 31, 1998 (the "Latest Balance Sheet"), and the related unaudited statements of income, stockholders' equity, and cash flows for the three-month period then ended (the "Unaudited Financial Statements"), (collectively, the "Financial Statements"). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of Seller in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, and (iii) accurately, completely, and fairly present Oxford's consolidated financial position as of the respective dates thereof and its results of operations for the periods then ended. The statements of income included in the Financial Statements do not contain any items of special or nonrecurring income, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions giving rise to special or nonrecurring income or any such write-up or revaluation.

     3.9 Liabilities . Except as described on Exhibit 3.9, Seller has no liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether due or to become due) in respect of the Business, except (i) liabilities reflected on the Latest Balance Sheet, and
(ii) liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of the operation of the Business (none of which is a material liability for breach of contract, breach of warranty, tort, or infringement).

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

     3.10 Absence of Certain Changes . Except as described on Exhibit 3.9, other than normal business transactions, since June 30, 1998, (i) there has not been any adverse change in, or any event or condition that might reasonably be expected to result in any adverse change in, the business, assets, results of operations, condition (financial or otherwise), or prospects of the Business or the ownership or operation of the Assets or any material portion thereof;
(ii) the Business has been conducted only in the ordinary course consistent with past practice; (iii) Seller has not, in respect of the Business, incurred any liability, engaged in any transaction, or entered into any agreement outside the ordinary course of business consistent with past practice; (iv) Seller has not suffered any loss, damage, destruction, or other casualty to any of the Assets (whether or not covered by insurance); (v) Seller has acquired no knowledge of, and have not taken or permitted any action, event or circumstance that would result in the loss or diversion of Seller's clients to others; and (vi) Seller has not, in respect of the Business, taken any of the actions set forth in
Section 5.2 except as permitted thereunder.

     3.11 Tax Matters .

          (a) Seller has (and as of the Closing Date will have) duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to it with the IRS or other applicable Taxing authority in connection with the Assets or the operation of the Business, and no extensions with respect to such Tax Returns have (or as of the Closing Date will have) been requested or granted except as disclosed in Exhibit 3.11;

          (b) Seller has (and as of the Closing Date will have) paid, or adequately reserved against in the Financial Statements, all Taxes due, or claimed by any Taxing authority to be due, from or with respect to it relating to the Assets or the operation of the Business;

          (c) There has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other Taxing authority in connection with any Tax Returns relating to the Assets or the operation of the Business;

          (d) Seller has (and as of the Closing Date will have) made all deposits required with respect to Taxes relating to the Assets or the operation of the Business except as disclosed in Exhibit 3.11;

          (e) No waiver or extension of any statute of limitations as to any federal, state, local, or foreign Tax matter relating to the Assets or the operation of the Business has been given by or requested from Seller; and

          (f) Seller has not filed a consent under Section 341(f) of the Code.

     3.12 Compliance With Laws . To the best of knowledge of Seller, Seller has complied with all Applicable Laws relating to the ownership or operation of the Assets or the operation of the Business (including without limitation Applicable Laws relating to securities, properties, business products, manufacturing processes, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection, product safety, and civil rights) and Seller has not received any written notice, which has not been dismissed or otherwise disposed of, that Seller has not so complied. Seller is not charged or, to the best knowledge of Seller or Oxford, threatened with, or, to the best knowledge of Seller or Oxford are, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of the Assets or the operation of the Business. In addition, (i) each of the Seller's Client Services Agreements complies with all Applicable Laws, (ii) neither Oxford, the Seller nor, to the knowledge of Oxford or Seller, any current client of Seller (while a client of Seller), has ever been the subject of any inspection or investigation relating to its compliance with or alleging any violation of (A) the Immigration Reform and Control Act or 1986, or any related federal statute and the rules and regulations promulgated thereunder (collectively, "Immigration Laws"), or (B) federal or state occupational safety and accident laws ("OSHA Laws"), and (iii) Seller has never been fined or otherwise penalized by reason of any failure to comply with Immigration Laws or OSHA Laws, nor is any such proceeding pending or threatened.

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     3.13 Legal  Proceedings . There are no Proceedings  pending or, to the best knowledge of Seller or Oxford, threatened against or involving Seller relating to the Assets or the operation of the Business, except as disclosed on Exhibit
3.13. Except as disclosed on Exhibit 3.13, any and all potential liability of Seller under such Proceedings is adequately covered (except for standard deductible amounts) by the existing insurance maintained by Seller. Except as disclosed on Exhibit 3.13, no judgment, order, writ, injunction, or decree of any Governmental Entity has been issued or entered against Seller or any of their affiliates which continues to be in effect with respect to or affecting the Assets or the operation of the Business. Except as disclosed on Exhibit 3.13, neither Seller nor any of its affiliates are subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a material adverse effect or which is reasonably likely to result in a material adverse change in the Assumed Liabilities. There are no Proceedings pending or, to the best knowledge of Seller, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     3.14 Sufficiency and Condition of Assets . Except for assets leased to Buyer, the Assets (i) constitute all the assets and properties used or held for use in connection with the operation of the Business and (ii) constitute all the assets and properties the use or benefit of which are reasonably necessary for the operation of the Business as currently conducted and as presently proposed to be conducted. All the Assets are (i) in the case of tangible assets and properties, in good operating condition and repair and have been maintained in accordance with standard industry practice, (ii) suitable for the purposes used, and (iii) adequate and sufficient for the normal operation of the Business, as presently conducted. Seller owns or has a valid leasehold interest in, or otherwise have a valid right to use, all the Assets. The Assets and their uses conform to all Applicable Laws, and Seller has not received any notice to the contrary. All tangible assets and properties included in the Assets are in Seller's possession or under their control.

     3.15 [reserved] Leased Property .

     3.16 Permits . Set forth on Exhibit 3.16 is a list of all Permits included in the Assets. Such Permits, to the best knowledge of Seller and Oxford, constitute all the Permits necessary or required for the ownership and operation of the Assets and the conduct of the Business. Each of such Permits is in full force and effect, Seller is in compliance with all its obligations with respect thereto, and, to the best knowledge of Seller, no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. No notice has been issued by any Governmental Entity and no Proceeding is pending or, to the best knowledge of Seller, threatened with respect to any alleged failure by Seller to have any Permit the absence of which would have a material adverse effect on the Business.

     3.17 Agreements .

          (a) All Client Service Agreements and all other agreements, arrangements, and understandings of any nature (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") to which Seller is a party or by which Seller is otherwise bound, regardless of amount or subject matter, that relate to the Assets or the Business are listed on Exhibit 3.17.

          (b) Seller has delivered to Buyer accurate and complete copies of the agreements listed on Exhibit 3.17. To the best knowledge of Seller, each of such agreements is a valid and binding agreement of Seller and the other party or parties thereto, enforceable against Seller and such other party or parties in accordance with its terms. Seller is not in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by Seller under, any of such agreements, and Seller has not received any notice from, or given any notice to, any other party indicating that Seller is in breach of or in default under any of such agreements. To the best knowledge of Seller, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by Seller of any such breach or default. Each of such agreements is freely and fully assignable to Buyer without penalty or other adverse consequence.

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          (c) Seller has not  received  notice of any plan or  intention  of any other party to any agreement to exercise any right of offset with respect to, or any right to cancel or terminate, any agreement, and Seller does not know of any fact or circumstance that would justify the exercise by any such other party of such a right other than the automatic termination of such agreement in accordance with its terms. Seller does not currently
     contemplate,   or  have  reason  to  believe  any  other  person  currently contemplates, any amendment or change to any agreement, which amendment or change could have a material adverse effect on the Business.

     3.18 ERISA . During the past five years, neither Seller nor any of its affiliates have made or been required to make contributions to any "multiemployer plan", as defined in Section 3(37) of ERISA. Seller and all the affiliates of Seller have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the Assets. For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code.

     3.19 Labor Relations .

     (a) (i) There are no collective bargaining agreements or other labor union contracts applicable to any employees of the Business to or by which Seller is a party or is bound, no such agreement or contract has been requested by any employee or group of employees of the Business, and no discussions have occurred with respect thereto by management of Seller with any such employees; (ii) no employees of the Business are represented by any labor organization, collective bargaining representative, or group of employees; (iii) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of the Business; (iv) Seller and Oxford are not aware of or involved with any representational campaign or other organizing activities by any union or other organization or group seeking to become the collective bargaining representative of any of the employees of the Business;
(v) Seller is not obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees representing employees of the Business; and (vi) Seller and Oxford are not aware of any strikes, work stoppages, work slowdowns, or lockouts or any threats thereof by or with respect to any employees of the Business, and there have been no labor disputes, strikes, work stoppages, work slowdowns, lockouts, or similar matters involving any such employees.

     (b) To the best of their knowledge, Seller is in compliance with all Applicable Laws pertaining to employment and employment practices and wages, hours, and other terms and conditions of employment in respect of the employees of the Business and have no accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any thereof. Seller is not, in respect of the Business or the employees thereof, engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the best knowledge of Seller or Oxford, threatened Proceeding against or involving Seller by or before, and Seller is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former, or prospective employee of the Business.

     (c) Seller believes that relations with the employees of the Business are satisfactory.

     (d) No employment agreement between Seller and any Worksite Employee will survive the termination of the related Client Service Agreement.

     3.20 Employees . Set forth on Exhibit 3.20 is a list of the name, social security number, and dates of employment by Seller of each Internal Employee, agent (other than Worksite Employees), independent contractor, commissioned agent, and consultant of Seller as of March 1, 1999, together with the individual and total amounts of salary, bonuses, and other compensation paid or payable by Seller, together with accrued vacation and vacation pay, sick leave or other permissible time off with pay that can be accrued, to each such person for the current calendar year and the immediately preceding calendar year.

     The consummation of the transactions contemplated by this Agreement will not result in the incurring of any severance pay obligations to any Internal Employee or Worksite Employee. Seller has no compensation, bonus or commission obligations to any employee or independent contractor that will survive the termination of the relationship with that party. Neither Seller nor any affiliate of Seller has entered into any type of employment or consulting agreement, written or oral, with any Internal Employee or Worksite Employee of Seller, nor has Seller or any affiliate of Seller engaged in discussions with any such employee relating thereto.

     3.21 Insider Interests . No shareholder, director, officer, or employee of Seller or any associate of any such shareholder, director, officer, or employee is presently, directly or indirectly, a party to any transaction with Seller relating to the Assets or the Business, including, without limitation, any agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to any such shareholder, director, officer, employee, or associate.

     3.22 Powers of Attorney . Seller and Oxford have not granted to any person, and there is not currently existing, any power of attorney of any type pertaining to the Assets or the Business.

     3.23 Books and Records . All the books and records of Seller relating to the Assets or the Business, including all personnel files, employee data, and other materials relating to employees of the Business, are complete and correct, have been maintained in accordance with good business practice and all Applicable Laws, and, in the case of the books of account, have been prepared and maintained in accordance with generally accepted accounting principles consistently applied. Such books and records accurately and fairly reflect, in reasonable detail, all transactions, revenues, expenses, assets, and liabilities of Seller with respect to the Business. The personnel files for all Internal Employees and Worksite Employees contain current documentation signed by each such employee concerning tax withholding, citizenship status, health or other benefit plan enrollment and payroll deductions.

     3.24 Brokerage Fees . Neither Seller, Oxford nor any of their affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Seller and Oxford shall indemnify and hold harmless Buyer from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Seller, Oxford or any of their affiliates.

     3.25 Disclosure . No representation or warranty made by Seller and Oxford in this Agreement, and no statement of Seller and Oxford contained in any document, certificate, or other writing furnished or to be furnished by Seller or Oxford pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Seller and Oxford know of no matter which has not been disclosed to Buyer pursuant to this Agreement which has or will have a material adverse effect on the Business.

     3.26 Representations and Warranties on Closing Date . The representations and warranties made in this Article III will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

     3.27 Certain Financial Matters . Seller and Oxford hereby represent and warrant that they have no knowledge of any act, omission, event or occurrence as of or prior to the date hereof that will, or may have reasonable likelihood to, reduce or impair future revenues or administrative fees of the Seller, or the number or make-up of the Seller's clients, Internal Employees or Worksite Employees, or prices or margins for any of the foregoing.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF BUYER AND USP

         Buyer and USP represent and warrant to Seller and Oxford that:

     4.1 Corporate Organization. Buyer is a limited liability company and USP is a corporation duly formed or organized, validly existing, and in good standing under the laws of the jurisdiction of its formation or incorporation and have all requisite company or corporate power and company or corporate authority to own, lease, and operate their properties and to carry on their business as now being conducted. No actions or proceedings to dissolve Buyer or USP are pending.

     4.2 Authority Relative to This Agreement. Buyer and USP have full company or corporate power and company or corporate authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer and USP of the Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary company or corporate action of Buyer and USP. This Agreement has been duly executed and delivered by Buyer and USP and constitutes, and each other agreement, instrument, or document executed or to be executed by Buyer and USP in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Buyer and USP and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer and USP, enforceable against Buyer and USP in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     4.3 Noncontravention. The execution, delivery, and performance by Buyer and USP of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the certificate or agreement of limited partnership of USP or the charter or bylaws of Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer or USP is a party or by which Buyer or USP or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Buyer or USP, or (iv) assuming compliance with the matters referred to in Section 4.4, violate any Applicable Law binding upon Buyer or USP, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of Buyer or USP and its subsidiaries considered as a whole or on the ability of Buyer to consummate the transactions contemplated hereby.

     4.4 Governmental Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer or USP in connection with the execution, delivery, or performance by Buyer and USP of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) as set forth on Exhibit 4.4; (ii) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby; and (iii) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of Buyer or USP and its subsidiaries considered as a whole or on the ability of Buyer or USP to consummate the transactions contemplated hereby.

     4.5 Financing. Buyer and USP have, and at the Closing will have, such funds as are necessary for the consummation by it of the transactions contemplated hereby.

     4.6 Legal Proceedings. There are no Proceedings pending or, to the best knowledge of Buyer, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     4.7 Brokerage Fees. Neither Buyer nor USP nor any of their affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Buyer and USP shall indemnify and hold harmless Seller and Oxford from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Buyer or USP or any of its affiliates.

     4.8 Disclosure. No representation or warranty made by Buyer or USP in this Agreement, and no statement of Buyer or USP contained in any document, certificate, or other writing furnished or to be furnished by Buyer or USP pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits, or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

     4.9 Representations and Warranties on Closing Date. The representations and warranties made in this Article IV will be true and correct in all material respects on and as of the Closing Date with the same force and effects as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties with expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Conduct and Preservation of Business . Except as expressly provided in this Agreement, during the period from the date hereof to the Closing, Seller and Oxford (i) shall conduct the Business only in the ordinary course consistent with past practice and in compliance with all Applicable Laws; (ii) shall use their reasonable best efforts to preserve, maintain, and protect the Assets; and
(iii) shall use their best efforts to preserve intact the business organization of the Business, to keep available the services of the employees of the Business, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with the Business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, Seller and Oxford shall not, without the prior written consent of Buyer:

          (a) transfer or sell its equity interests in Seller or make any change in the ongoing operations of the Assets or the Business;

          (b) mortgage or pledge any of the Assets or create or suffer to exist any Encumbrance thereupon;

          (c) (i) enter into, adopt, or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any employee of the Business;
     (ii) increase in any manner the compensation or fringe benefits of any employee of the Business; or (iii) pay to any employee of the Business any benefit not required by any employee benefit agreement, trust, plan, fund, or other arrangement as in effect on the date hereof;

          (d) sell, lease, transfer, or otherwise dispose of, directly or indirectly, any of the Assets;

          (e) pay, discharge, or satisfy any claims, liabilities, or obligations relating to the Business (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of the Business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements;

          (f)  enter   into  any   lease,   contract,   agreement,   commitment,
     arrangement, or transaction relating to the Business;

          (g) amend, modify, or change any existing lease, contract, or agreement relating to the Business;

          (h) waive, release, grant, or transfer any rights of value relating to the Business;

          (i) delay payment of any account payable or other liability of Seller relating to the Business beyond its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

          (j) permit any current insurance or reinsurance policies to be cancelled or terminated or any of the coverages thereunder to lapse if such policy covers Assets or insures risks, contingencies, or liabilities of the Business;

          (k) change any of the accounting principles or practices used by it relating to the Business;

          (l)  take  any   action   which   would  or  might  make  any  of  the
     representations or warranties of Seller or Oxford contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

          (m) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

     5.2 Access to Information; Confidentiality.

     (a) Between the date of the Letter of Intent (as herein defined) and the Closing, Seller and Oxford (i) shall give Buyer and its authorized representatives reasonable access to all employees, all plants, offices, warehouses, and other facilities, and all books and records, including work papers and other materials prepared by Seller's and Oxford's independent public accountants, of Seller and Oxford, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require, and
(iii) shall cause Seller's and Oxford's officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to Seller and Oxford as Buyer may form time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of Seller or Oxford contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; and provided further that Seller and Oxford shall have the right to have a representative present at all times. Buyer shall hold in confidence all such information on the terms and subject to the conditions contained in the letter of intent dated February 5, 1999 (the "Letter of Intent"), from Buyer to Seller and Oxford.

     (b) Seller acknowledges and agrees that irreparable damage would occur in the event any confidential information regarding the business, assets, results of operation, or financial condition of Seller were disclosed to or utilized on behalf of any person which is in competition with any line or lines of business of Seller. Accordingly, Seller and Oxford covenant and agree that they will not, directly or indirectly, without the prior written consent of Buyer disclose any of such confidential information to any person; provided, however, that confidential information shall not be deemed to include information which (i) was or becomes generally available to the public other than as a result of disclosure by Seller or Oxford or its affiliates. Notwithstanding the foregoing provisions of this paragraph, Seller and affiliates may disclose any confidential information to the extent that, in the opinion of counsel for Seller such person is legally compelled to do so, provided that, prior to making such disclosure, such person advises and consults with Buyer regarding such disclosure and provided further that such person discloses only that portion of such confidential information as is legally required.

     (c) Until Closing, the provisions of the Letter of Intent relating to the solicitation of others or expressions of interest in the Business shall be continued so long as the parties agree to an extension of the Closing Date first mentioned above.

     5.3 Third Party Consents. Seller and Oxford shall use their reasonable best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including Governmental Entities) that are necessary, required, or deemed by Buyer to be desirable to enable Seller to transfer the Assets to Buyer as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings, and registrations referred to in this Section shall be borne by Seller and Oxford.

     5.4 Reasonable Best Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of the Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation,
(i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) reasonable best efforts to obtain any such consents, approvals, orders, authorizations, and waivers and to effect any such declarations, filings, and registrations; (iii) reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) reasonable best efforts to defend, and cooperation in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Seller and Oxford shall cooperate with and assist Buyer and its authorized representatives in order to provide an efficient and orderly transfer of the control and management of the Business and Assets of Seller to Buyer and to avoid any undue interruption in the activities and operations of such Business following the Closing.

     5.5 Noncompetition.

     (a) Seller and Oxford agree that, for a period of three (3) years from and after the Closing Date, neither Seller, Oxford nor any of their affiliates will, directly or indirectly, engage or participate in, or own any interest in (other than an interest of less than 10%), provide any financing for, perform any service for, or act in any other capacity for any business or organization which engages or participates, directly or indirectly, in the Business in the Greater Dallas-Ft. Worth, Texas or Albuquerque and Santa Fe, New Mexico or Los Angeles (including El Dorado), California Metropolitan areas or solicit any clients of the Business.

     (b) Seller and Oxford regard the restrictions contained in this Section as reasonable and as designed to provide Buyer with limited, legitimate, and reasonable protection against subsequent diminution of the value of the Business of Seller attributable to any actions of Seller, Oxford or its affiliates contrary to such restrictions. Seller and Oxford acknowledges that irreparable damage would occur in the event any of the provisions of this Section were breached and accordingly agrees that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section, and shall be entitled to enforce specifically the provisions of this Section, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which Buyer may be entitled under this Agreement or at law or in equity. It is the intent and understanding of the parties hereto that if, in any action before any Governmental Entity legally empowered to enforce the provisions of this Section, any term, restriction, covenant, or promise in this
Section is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant, or promise shall be deemed modified to the extent necessary to make it enforceable by such Governmental Entity.

     (c) The covenants of Seller and Oxford contained in this Section may be assigned by Buyer to any person to whom the business and assets of the Buyer are transferred, it being the intention of the parties hereto that such covenants shall inure to the benefit of any successor to the business and assets of Buyer, with the same force and effect as if such covenants had been made directly to such successor or successors.

     (d) Seller, Oxford and Buyer agree that of the aggregate consideration to be paid to or on behalf of Seller for the Assets, the sum of $5,000 shall be allocated to the covenants contained in this Section.

     5.6 No Solicitation of Employees. Seller and Oxford agree that, for a period of three (3) years from and after the Closing Date, neither Seller, Oxford nor any of their affiliates will, directly or indirectly, employ, or arrange or assist in the employment (as an employee, consultant, independent contractor or otherwise) of, any employee of Buyer (regardless of whether such person is an Internal Employee or a Worksite Employee of Buyer on the Closing
Date), or otherwise solicit, induce or attempt to persuade any such employee to leave Buyer's employment; provided, however, that Seller may seek to hire any person who is neither an employee of Buyer or its affiliates (and who was a former employee of Seller) and was not during the ninety (90) day period prior to hire an employee of Buyer or its affiliates provided that (a) Seller seek Buyer's approval for such hiring (which approval will not be unreasonably withheld), and (b) neither Seller nor its affiliates has violated the provisions of this Section prior to seeking Buyer's approval.

     5.7 Public Announcements. Buyer, on the one hand, and Seller and Oxford, on the other, shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation (but no approval thereof shall be required), except as required by Securities and Exchange Commission regulations.

     5.8 Fees and Expenses; Use of Proceeds. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred. Seller shall use the payments to be received under Section 1.2A and 1.2B for the full and complete discharge of the obligations of Seller and their affiliates under the Oxford-sponsored benefit plans.

     5.9 Survival of Covenants. Except for any covenant or agreement which by its terms expressly terminates as of a specific date, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation.

     5.10 Audits. Following the Closing, Seller and Oxford shall cooperate with Buyer and its representatives to facilitate the preparation by Buyer at Buyer's expense of audited financial statements for the Business for the three years ended December 31, 1998 (or for such other similar periods or other similar financial statements as Buyer shall reasonably request).

     5.11 Taxes; Other Charges . All sales and use Taxes resulting from the consummation of the transactions contemplated hereby shall be borne by Seller and Oxford, and the parties shall cooperate in obtaining all exemptions from such Taxes. All other registration, transfer, recording, and deed and stamp Taxes and fees incurred in connection with the consummation of the transactions contemplated hereby shall be borne by Seller and Oxford. Seller and Oxford shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees on a timely basis.

     5.12 Access to Records After Closing. Seller and Oxford agree to keep accurate and complete copies of al books, files, documents, papers, books of account and other records of Seller relating to the Business or the Assets. For a period of five years from and after the Closing Date, Buyer and its representatives shall have reasonable access to inspect and copy all such books and records which Seller or Oxford or any of their affiliates may retain after the Closing Date. Such access shall be afforded upon receipt of reasonable advance notice and during normal business hours.

     5.13 Employee and Employee Benefit Plan Matters .

     (a) Seller, at Seller's discretion, may terminate the employment of all employees of the Business effective as of the Closing Date (unless earlier terminated). Buyer may, but is not in any way obligated to, offer employment to some or all of the terminated employees upon such terms and conditions as Buyer shall in its sole discretion determine.

     (b) Buyer is not hereby, and at no time hereafter will be, adopting, accepting, or assuming any employee benefit plan or collective bargaining agreement of Seller or Oxford relating to any of their employees or any other agreement, trust, plan, fund, or other arrangement of Seller or Oxford that provides for employee benefits or perquisites (collectively, "Employment Arrangements"), and Buyer shall have no liability or obligation whatsoever under any Employment Arrangement to Seller or Oxford or to any employees of Seller or Oxford, whether or not any of such employees are offered employment by or become employees of Buyer. Buyer is not obligated to replace any of the Employment Arrangements for any employees of Seller who become employees of Buyer, nor is Buyer obligated to provide such persons with any similar agreements, plans, or arrangements.

     (c) Seller and Oxford will comply after the Closing Date with the requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code with respect to any employee or former employee of Seller or Oxford (and any dependent or former dependent thereof) whose employment with Seller terminates in connection with Buyer's purchase of the Assets.

     5.14 Subservicer Agreement . At (and subject to the occurrence of) the Closing, the Subservicer Agreement dated March 1, 1999 between Seller and Buyer (the "Subservicer Agreement") shall terminate, automatically, in all respects, and no additional sums shall be due thereunder by Buyer (other than any contractual weekly payment obligations which are then due and unpaid).


                                   ARTICLE VI

                 CONDITIONS TO OBLIGATIONS OF SELLER AND OXFORD

     The obligations of Seller and Oxford to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     6.1 Representations and Warranties True. All the representations and warranties of Buyer contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

     6.2 Covenants and Agreements Performed. Buyer shall have performed and complied with in all material respects all covenants and agreements required by the Agreement to be performed or complied with by it on or prior to the Closing Date.

     6.3 Certificate. Seller shall have received a certificate executed on behalf of Buyer by the president and the controller of Buyer, dated the Closing Date, representing and certifying, in such detail as Seller may reasonably request, that the conditions set forth in Sections 6.1 and 6.2 have been fulfilled and that Buyer to the best of its knowledge is not in breach of any provision of this Agreement.

     6.4 Legal Proceeding. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     6.5 Other Documents. Seller and Oxford shall have received (unless waived) the certificates, instruments, documents and payments listed below:

     (a) A copy of the resolutions of the Board of Directors or similar governing body of Buyer authorizing the execution, delivery, and performance by Buyer of this Agreement, certified by the secretary or an assistant secretary of Buyer.

     (b) Certificates from the Secretary of State of Delaware and the Comptroller of Public Accounts of the State of Texas, each dated not more that ten days prior to the Closing Date, as to the legal existence and good standing, respectively, of Buyer under the laws of such states.

     (c)  Such  other  certificates,   instruments,  and  documents  as  may  be
reasonably requested by Seller or Oxford prior to the Closing Date to carry out the intent and purposes of this agreement.

     6.6 Approval of Counsel to Oxford and Seller. All legal matters in connection with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Vanderkam and Sanders, Counsel to Seller and Oxford.


                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF BUYER

     The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     7.1 Representations and Warranties True. All the representations and warranties of Seller and Oxford contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

     7.2 Covenants and Agreements Performed. Except as otherwise disclosed herein, Seller and Oxford shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. Buyer, Oxford and the other parties shall have executed and delivered asset purchase agreements and other definitive documentation relative to the sale to Buyer of substantially all the assets of Crest Outsourcing, Inc. El Dorado Staff Leasing, Inc., Buyer and Robert Cheney shall have executed and delivered a mutually agreeable Consulting and Nonsolicitation Agreement.

     7.3 Certificate. Buyer shall have received a certificate executed on behalf of Seller and Oxford by the chairman or president and the vice president-finance of Seller and Oxford, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled and that Seller and Oxford are not in breach of any provision of this Agreement.

     7.4 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.5 Consents. All consents and approvals of third parties (including Governmental Entities) required to be obtained by or on the part of the parties hereto or otherwise reasonably necessary for the consummation of the transactions contemplated hereby shall have been obtained, and all thereof shall be in full force and effect at the time of Closing.

     7.6 No Material Adverse Change . Since December 31, 1998, except as contemplated by the Subservicer Agreement referred to herein, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise), or prospects of Seller, the Assets or the Business.

     7.7 [reserved] Due Diligence .

     7.8  Other   Documents.   Buyer  shall  have  received  the   certificates,
instruments, and documents listed below:

     (a) The written opinion of Vanderkam and Sanders, and Kroney, Silverman and Mincey, counsel to Oxford and Seller, respectively, in the form of Exhibits 7.8(a)(1)-(2) hereto.

     (b) A copy of the resolutions of the Board of Directors and shareholders of Oxford authorizing the execution, delivery, and performance by Oxford of this Agreement, certified by the Secretary or an assistant secretary of Oxford.

     (c) A copy of the resolutions of the Board of Directors and shareholder of Seller authorizing the execution, delivery, and performance by Seller of this Agreement, certified by the secretary or an assistant secretary of Seller.

     (d) A certificate from the appropriate governmental authorities of the States of Texas and of Nevada, each dated not more than five days prior to the Closing Date, as to the legal existence and good standing, respectively, of Seller under the laws of such states.

     (e)  Certificates  from the  Secretaries  of State of the states  listed on
Exhibit 3.2 in which Seller is qualified or licensed to do business, as to the due qualification or licensing of Seller to do business in such states, dated not more than ten days prior to the Closing Date.

     (f) Certificates from the Secretary of State of Texas and Nevada and the Comptroller of Public Accounts of the State of Texas, each dated not more than five days prior to the Closing Date, as to the legal existence and good standing, respectively, of Oxford under the laws of such states.

     (g) Lien search reports, each dated not more than two days prior to the Closing Date, showing that no financing statements or other liens (or notices with respect to liens) naming Oxford or Seller as debtor are on file in the Uniform Commercial Code or other relevant records of the office of the Secretary of State of Nevada and Texas or the county clerk's office of Harris, Dallas, or Travis Counties, except to the extent previously reviewed and approved by Buyer. Seller and Oxford shall also evidence to Buyer that the Assets are not subject to any accrued, potential or threatened Encumbrances, including the IRS, Liberty Mutual Insurance, CNA, health plan providers or others.

     (h) A certificate or receipt from the Comptroller of Public Accounts of the State of Texas, dated not more than five (5) days prior to the Closing Date, stating that no amount is due by Seller under Title 2 of the Texas Tax Code or showing that all such amounts have been paid.

     (i)   Documentation,   in  form  for  filing  with  the  appropriate  state
authorities, to change the corporate name of Seller to a dissimilar name.

     (j)  Such  other  certificates,   instruments,  and  documents  as  may  be
reasonably requested by Buyer to carry out the intent and purposes of this Agreement.

     7.9 Approval of Counsel to Buyer. All legal matters in connection with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Thompson & Knight, P.C., legal counsel to Buyer.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

     (a) by mutual written consent of Seller, Oxford and Buyer; or

     (b) by Oxford,  if, on the Closing Date, any of the conditions set forth in
Article VI shall not have been satisfied and shall not have been waived by Oxford; or

     (c) by Buyer,  if, on the Closing Date,  any of the conditions set forth in
Article VII shall not have been satisfied and shall not have been waived by Buyer.

     8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by Seller and Oxford, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section and in Section 5.2., 5.8 and 5.9 and
Article IX shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

     8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

     8.4 Waiver. Seller and Oxford, on the one hand, and Buyer, on the other, may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

                                   ARTICLE IX

                          SURVIVAL OF REPRESENTATIONS;
                                 INDEMNIFICATION

     9.1 Survival.  The  representations  and  warranties of the parties  hereto contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall survive the Closing, regardless of any investigation made by or on behalf of any party.

     9.2 Indemnification by Seller et al.

     (a) Seller and Oxford jointly and severally shall indemnify, defend, and hold harmless Buyer and USP, the subsidiaries of Buyer, each director and officer of Buyer or any of its subsidiaries, partners or parent corporations, and each affiliate thereof, and their respective heirs, legal representatives, successors, and assigns (collectively, the "Buyer Group"), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including costs of investigation and reasonable attorneys' fees and expenses), of any nature whatsoever, whether actual or consequential (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by any member of the Buyer Group, directly or indirectly, by reason of or resulting from (i) any breach by Seller or Oxford of any of their representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto; (ii) any liability or obligation of Seller, Oxford or their affiliates (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Seller or Oxford, and whether due or to become due), other than the Assumed Liabilities; (iii) the noncompliance by Seller or Buyer with any bulk sales or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to Buyer; (iv) the ownership, management, or use of the Assets prior to the close of business on the Closing Date; (v) the operation of the Business prior to the close of business on the Closing Date; or (vi) any acts or omissions of Seller or Oxford prior to the close of business on the Closing Date or any events or occurrences involving the Assets, the operation of the Business, or the employees or former employees of Seller or their affiliates taking place prior to the close of business on the Closing Date.

     9.3 Indemnification by Buyer. Buyer and USP jointly and severally shall indemnify, defend, and hold harmless Seller and Oxford, subsidiaries of Seller or Oxford, each director and officer of Seller or Oxford or any of its subsidiaries or parent corporations and each affiliate thereof, and their respective heirs, legal representatives, successors, and assigns (collectively, the "Seller Group"), from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by the Seller Group, directly or indirectly, by reason of or resulting from (i) any breach by Buyer or USP of any of their representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto; (ii) any liability or obligation of Buyer, USP or their affiliates (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Buyer and USP, and whether due or to become due), other than the Assumed Liabilities or other liabilities asserted against Buyer or USP, if any, as a result of this transaction; (iii) the ownership, management, or use of the Assets after the Closing Date; (iv) the operation of the Business after the Closing Date; or (v) any acts or omissions of Buyer and USP or their affiliates taking place prior to the close of business on the Closing Date.

     9.4 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 9.2 or 9.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, subject to the provisions of this Section, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section 9.2 or 9.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of such action with counsel reasonably satisfactory to the indemnified party; provided, however, that the fees and expenses of the indemnified party's counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to such action (including any impleaded parties) include both the indemnified party and the indemnifying party and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing provisions of this Section, if an indemnified party determines in good faith that there is a reasonable probability that an action may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld). It is further agreed that (i) any amounts to which an indemnified party is entitled under this Article IX shall be paid by the indemnifying party upon request and (ii) upon its receipt of any amount paid by an indemnifying party pursuant to this Article IX the indemnified party shall deliver to the indemnifying party such documents as it may reasonably request assigning to the indemnifying party any and all rights the indemnified party may have against third parties with respect to the claim for which indemnification is being received.

     9.5 Exclusivity. The parties hereto agree that, in relation to any breach, default, or nonperformance of any representation, warranty, covenant, or agreement made or entered into by a party hereto pursuant to this Agreement or any certificate, instrument, or document delivered pursuant hereto, the only relief and remedy available to the other party hereto in respect of said breach, default, or nonperformance shall be:

     (a) termination, but only if said termination is expressly permitted under the provisions of Article VIII; or

     (b) damages, but only to the extent properly claimable hereunder pursuant to this Article IX or otherwise hereunder; or

     (c) specific performance if a court of competent jurisdiction in its discretion grants the same; or

     (d) injunctive or declaratory relief if a court of competent jurisdiction in its discretion grants the same.

                                    ARTICLE X

     10.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, telefax, or telex, to the parties at the following addresses ( or at such other addresses as shall be specified by the parties by like notice):


         If to Buyer:

                  Brae Leasing, LLC
                  U.S. Personnel, Inc.
                  1600 Airport Freeway, Suite 208
                  Bedford, Texas 76022
                  Attention:  President
                  Phone:  (817)354-7785
                  Telefax:  (817)354-3186

         with  a copy to:

                  Thompson & Knight, P.C.
                  1700 Pacific Ave., Suite 3300
                  Dallas, Texas 75214
                  Attention:  James R. Peacock III
                  Phone:  (214)969-1700
                  Telefax:  (214)969-1751

         If to Seller:

                  Webster Leasing, Inc.
                  dba Staffing Systems, Inc.
                  4245 N. Central Expressway, Suite 300
                  Dallas, TX 75205
                  Attention:  Chairman
                  Phone:  (214)520-0100
                  Telefax:  (214)520-1881

         with a copy to:

                  Vanderkam & Sanders
                  440 Louisiana, Suite 475
                  Houston, TX 77002
                  Attention: Hank Vanderkam
                  Phone: (713)547-8900
                  Telefax: (713)547-8910

         If to Oxford:

                  4245 N. Central Expressway, Suite 300
                  Dallas, TX 75205
                  Attention:  Chairman
                  Phone:  (214)520-0100
                  Telefax:  (214)520-1881
         with a copy to:

                  Vanderkam & Sanders
                  440 Louisiana, Suite 475
                  Houston, TX 77002
                  Attention: Hank Vanderkam
                  Phone: (713)547-8900
                  Telefax: (713)547-8910

     10.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     10.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Buyer may assign to any wholly-owned subsidiary of Buyer any of Buyer's rights, interests, or obligations hereunder. Except as provided in Article IX, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     10.4 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

     10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     10.6 Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

     10.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

     10.8 Gender. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     10.9 References. All references in this Agreement to Articles, Sections, and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes", and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". All Schedules, Exhibits, and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

     10.10 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

     10.11 Right of Setoff. Buyer is hereby authorized at any time and from time to time following the Closing to set off and apply any and all indebtedness or other amounts at any time owing by Buyer under Section 1.2 of this Agreement or the Promissory Note against (a) any of and all the indemnification obligations of Seller and Oxford hereunder which are actually paid by Buyer and (b) any of and all the indemnification obligations of Oxford owed to Buyer otherwise than under this Agreement which are actually paid by Buyer. The rights of Buyer under this Section are in addition to any other rights and remedies which Buyer may have, whether under this Agreement or otherwise.

     10.12 Jurisdiction and Venue. In respect of any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties hereto consents to the jurisdiction and venue of any federal of state court located within Dallas or Tarrant County, Texas, waives personal service of any and all process upon it, consents that all such service of process may be made by first class registered or certified mail , postage prepaid, return receipt requested, directed to it at the address specified in
Section 10.1 agrees that service so made shall be deemed to be completed upon actual receipt thereof, and waives any objection to jurisdiction or venue of, and waives any motion to transfer venue from, any of the aforesaid courts.


                                   ARTICLE XI

     11.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the certain meaning given it below:

          "affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

          "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

          "Business" means the staff leasing business conducted by Webster.

          "Client Service Agreement" means a written or oral agreement for the provision of professional employment services by Seller.

          "employee" means, unless the context otherwise requires, a person who is either an Internal Employee or a Worksite Employee.

          "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign). "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, inventions, and similar rights, and all registrations, applications, licenses, and rights with respect to any of the foregoing.

          "Internal Employee" means an employee (including any person acting as an independent contractor on behalf of Seller) of Seller who is not a Worksite Employee.

          "IRS" means the Internal Revenue Service.

          "Permits" means licenses, permits, franchises, consents, approvals, and other amortizations of or from Governmental Entities.

          "person"  means  any  individual,   corporation,   partnership,  joint
     venture, association, join-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

          "Proceedings"   means  all  proceedings,   actions,   claims,   suits,
     investigations, and inquiries by or before any arbitrator or Governmental Entity.

          "reasonable best efforts" means a party's reasonable best efforts in accordance with reasonable commercial practice and without incurring unreasonable expense.

          "Taxes" means any income Taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other Tax imposed by any United States federal, state, or local (or any foreign or provincial) Taxing authority, including any interest, penalties, or additions attributable thereto.

          "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

          "to the best knowledge of Seller and Oxford" (or similar references to Seller's and Oxford knowledge) means the knowledge of or receipt of notice (oral or written) by any of Seller's or Oxford's executive officers, as such knowledge has been obtained in the normal conduct of the business of Seller or Oxford in connection with the preparation of the Schedules to this Agreement and the furnishing of information to Buyer as contemplated by this Agreement, after having made a reasonable investigation of the accuracy of the representations and warranties made by Seller and Oxford in this Agreement or in any document, certificate, or other writing furnished by Seller or Oxford to Buyer pursuant hereto or in connection herewith.

          "Worksite Employee" means an active employee of Seller who is under an explicit co-employment agreement with a client of Seller relating to a Client Service Agreement that is in full force and effect.

          IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement,  or
     caused  this   Agreement   to  be   executed   by  their  duly   authorized
     representatives, all as of the day and year first above written.


                              WEBSTER LEASING, INC.



                              By:
                                  --------------------------------
                                  Name:  Robert E. Cheney
                                  Title: President


                              OXFORD CAPITAL CORP.


                              By:
                                  --------------------------------
                                  Name:  Robert E. Cheney
                                  Title: Chairman/CEO


                              BRAE LEASING, LLC


                              By:
                                  --------------------------------
                              Name:    Dennis L. Baker
                              Title:   President


                              U.S. PERSONNEL, INC.


                              By:
                                  --------------------------------
                                  Name:  Dennis L. Baker
                                  Title: President/Chief Executive Officer

                                    EXHIBIT A

                                Purchased Assets

     All Client Service Agreements ("CSA") owned by Seller at the Closing Date that are acceptable to Buyer and with respect to which the clients thereunder sign new CSA's with Buyer no later than the six-month anniversary of the Closing Date, and all related rights to hire all Worksite Employees under such new CSA's. Buyer will use its best efforts, in coordination and cooperation with Seller and Oxford, to sign all replacement CSA's by the six-month anniversary date.

     All   goodwill,   trade  names,   client  lists  and   work-site   employee
     relationships.

     All Seller's rights under all non-competition agreements, including those acquired by Oxford in connection with the acquisition of Seller from prior owners.

     All books, files, documents, papers, customer lists, lists of prospects, mailing lists, operating systems and procedures, books of account and other records of Seller relating to or used in the Business for all periods ending on or before the Closing Date, other than the originals of Seller's
     (A) corporate minute books, (B) tax returns, (C) files not related to the operation of the Business and (D) files relating to Seller's accounts receivable, copies of which originals shall be included as Assets.

     All Permits issued by any Governmental Entity relating to the Business.

     All telephone numbers, telephone directory listings, classified and "yellow pages" advertisements and listings used by or in the Business.